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                                                                   EXHIBIT 10.10


                                PROMISSORY NOTE
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$1,500,000                                                        April 8, 1998
                                                          Boston, Massachusetts

     For value received, the undersigned Gerald R. Leonard (the "Borrower"), promise to pay to the order of Monroe, Inc., a Delaware corporation (the "Company"), One Million Five Hundred Thousand Dollars ($1,500,000), or such lesser sum as may from time to time be outstanding, with interest on such sums outstanding from time to time at a rate of six percent (6%) per annum until paid in full. Notwithstanding any provision of this Note, the entire principal balance and all accrued interest, together with any other amounts then due, shall be due and payable on April 8, 2003. Interest on the unpaid principal balance outstanding on this Note from the date hereof shall accrue at rate per annum equal to six percent (6%), compounded annually.

     1.   Use of Proceeds.  It is expressly understood that this Note is being
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given by the Borrower to purchase 300 shares (the "Shares") of the common stock, par value $.01 per share, of the Company.

     2.   Pledge Agreement.  This Note is expressly subject to the terms and
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provisions of that certain Stock Pledge Agreement dated as of April 8, 1998 between the Borrower and the Company (the "Pledge Agreement"). Pursuant to the Pledge Agreement, the Borrower is granting to the Company a security interest in the Shares to secure the Borrower's obligations to perform under this Note. In the event that the Company forecloses on the Shares pursuant to the Pledge Agreement, any proceeds therefrom shall be applied first to reimburse the Company for any costs of enforcement as provided herein, and thereafter will be applied (i) first, to the accrued interest and outstanding principal hereunder which is not part of the Recourse Amount (as hereinafter defined) and (ii) second, to the accrued interest and outstanding principal hereunder which is part of the Recourse Amount. In the event of any sale, transfer or redemption of all or part of the Shares, the Company shall have the right at any time thereafter to declare as due and payable a percentage of the amount outstanding hereunder (including both unpaid principal and accrued interest) that is equal to the percentage of the Shares sold, transferred or redeemed.

     3.   Recourse.  The obligation of the Borrower to pay the Recourse Amount
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shall be absolute and unconditional, and the Company shall have full recourse against the Borrower's assets (including, but not limited to, the Shares) to recover the Recourse Amount. With respect to amounts due and payable hereunder at any time in excess of the Recourse Amount, the Company shall have no recourse against the Borrower or any of his assets other than the Shares. The "Recourse Amount" as of any time shall equal the sum of: (i) the outstanding principal at such time less $750,000, but in no event less than zero, plus (ii) one-half of the accrued and unpaid interest at such time.
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     4.   Prepayment.  The Borrower may discharge the obligations undertaken
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hereby, at any time, by repaying the outstanding principal balance plus accrued interest, without penalty. The Borrower may, without penalty, make a partial prepayment of principal plus interest in any amount at any time and may thereby reduce any required future payments hereunder.

     Any payments to the Company in satisfaction of the Borrower's obligations hereunder shall be applied first to reimburse the Company for any costs of enforcement as provided herein, and thereafter will be applied first to the amount of accrued interest hereunder until such accrued interest has been paid in full, and then to any outstanding principal balance.

     5.   Waivers.  The Borrower expressly waives presentment for payment,
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protest and demand, notice of protest, demand and dishonor and expressly agrees that this Note may be extended from time to time without in any way affecting the liability of the Borrower. No delay or omission on the part of the Company in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note.

     6.   Cost of Enforcement.  The Borrower will pay all costs and expenses of
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collection, including attorney fees, incurred or paid by the Company in enforcing this Note or the obligations hereby evidenced, to the extent permitted by law.

     7.   Amendment; Governing Law.  This Note may not be changed, modified or
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terminated orally, but only by an agreement in writing and signed by the
Borrower and the Company. This Note shall be governed by and construed in accordance with the laws of the State of Delaware, and shall be binding upon the successors and assigns of the Borrower and inure to the benefit of the Company and its heirs, successors, endorsees and assigns.


                              /s/ Gerald R. Leonard
                              ----------------------
                              Gerald R. Leonard



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